Exhibit 32.2

Certification of Chief Financial Officer of

Agere Systems Inc.

Pursuant to 18 U.S.C. Section 1350
(Adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned Chief Financial Officer of Agere Systems Inc. (“Agere”) hereby certifies that:

1.      Agere’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Agere.

/s/ JOHN W. GAMBLE, JR.
John W. Gamble, Jr. Executive Vice President and Chief Financial Officer

May 7, 2004

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